UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2013

ANGSTRON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1380412	20-5308449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Blvd., Suite 888 Pasadena, CA 91101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(626) 683-9120
N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2013, we filed a Certificate of Amendment to our Amended and Restated Articles of Incorporation (the “Charter Amendment”) with the Nevada Secretary of State.  Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On August 7, 2013, the holder of 1,300 shares of our Series A convertible preferred stock, $0.001 par value per share (“Series A Preferred Stock”), which are currently convertible into an aggregate of 126,426,326 shares of our common stock, $0.001 par value per share (“Common Stock”), constituting approximately 99.0% of the voting power of our outstanding shares of Common Stock and Series A Preferred Stock voting together as one class, consented to the execution and filing of the Charter Amendment with the Nevada Secretary of State, in order to increase our number of authorized shares from 3,000,000,000 shares of capital stock, consisting of (i) 2,000,000,000 shares of Common Stock, and (ii) 1,000,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), 1,300 shares of which have been designated as Series A Preferred Stock, to 6,000,000,000 shares of capital stock, consisting of (i) 5,000,000,000 shares of Common Stock, and (ii) 1,000,000,000 shares of Preferred Stock, 1,300 shares of which have previously been designated as Series A Preferred Stock (the “Share Increase”).

The Share Increase, as well as the filing of the Charter Amendment, was previously authorized by our Board of Directors on August 7, 2013, subject to stockholder approval.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation, filed with the Secretary of State of the State of Nevada on August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 13, 2013

ANGSTRON HOLDINGS CORPORATION

By:  /s/ Jianguo Xu

Name:  Jianguo Xu

Title:  Chief Executive Officer